BRIGGS
[GRAPHIC   BUNTING &
 OMITTED]  DOUGHERTY, LLP

           CERTIFIED
           PUBLIC
           ACCOUNTANTS





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the  Registration  Statement on Form

N-1A of Stadion Investment Trust (formerly the PMFM Investment Trust) and to the use of our report dated July 22, 2009 on the Stadion Managed Portfolio (formerly the PMFM Managed  Portfolio  Trust) and the Stadion Core  Advantage  Portfolio's

(formerly the PMFM Core Advantage  Portfolio  Trust) (each a series of shares of

Stadion Investment Trust) financial  statements and financial  highlights.  Such financial  statements and financial highlights appear in the 2009 Annual Reports to  Shareholders  that are  incorporated  by  reference  into the  Statement  of

Additional Information.

                                           /s/ Briggs, Bunting & Dougherty, LLP

                                           BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
JULY 27, 2009